As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOUNTAIN NATIONAL BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Tennessee
(State or other Jurisdiction of Incorporation or Organization)

75-3036312
(I.R.S. Employee Identification Number)

300 East Main Street
Sevierville, Tennessee 37862
(865) 428-7990
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dwight Grizzell
300 East Main Street
Sevierville, Tennessee 37862
(865) 428-7990
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copy to:

Bob F. Thompson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
	Amount to	Maximum	Proposed Maximum	Amount of
Title of Shares to be	be	Offering Price	Aggregate Offering	Registration
Registered	Registered(1)	Per Unit (1)	Price(1)	Fee

Common Stock, $1.00 par value	416,500	$25.20	$10,495,800	$1,236

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) and based upon a warrant exercise price of $25.20.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 13, 2005

416,500 Shares

MOUNTAIN NATIONAL BANCSHARES, INC.

     Mountain National Bancshares, Inc. has outstanding warrants to purchase up to 416,500 shares of its Common Stock, par value $1.00 per share. The warrant holders can use this prospectus to purchase some or all of the shares of Common Stock they receive by exercising the warrants. Mountain National will receive $25.20 per share of Common Stock upon any exercise of a warrant.

     The shares being offered will be quoted on the over-the-counter, or OTC, bulletin board under the symbol “MNTB.OB.” On July 12, 2005, the bid and asked prices of the shares as reported on the OTC bulletin board were $23.00 and $28.00 per share.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities are not savings accounts, deposits or obligations of any bank and are not insured by the FDIC or any other governmental agency.

The date of this prospectus is July __, 2005

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the risk factors and our financial statements and related notes appearing elsewhere in this prospectus, to understand this offering fully.

     Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Mountain National Bancshares, Inc.” or “Mountain National” as used in this prospectus refer to Mountain National Bancshares, Inc. and its subsidiaries including Mountain National Bank, which we sometimes refer to as the bank, our bank subsidiary or our bank.

Mountain National Bancshares and Mountain National Bank

History

     Mountain National Bancshares, Inc., a Tennessee corporation, is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. Mountain National Bancshares, Inc. was incorporated in March 2002 to serve as the holding company for Mountain National Bank. The reorganization of Mountain National Bank into a holding company structure was consummated on July 1, 2002.

     Mountain National Bank is organized as a national banking association. It applied to the Office of the Comptroller of the Currency, or the “OCC,” and the Federal Deposit Insurance Corporation, or the “FDIC,” on February 16, 1998 to become an insured national banking association. It received approval from the OCC to organize as a national banking association on June 16, 1998 and commenced business on November 23, 1998. Mountain National Bank’s principal business is to accept demand and savings deposits from the general public and to make residential mortgage, commercial and consumer loans.

Operations

     We conduct our banking activities from our main office located in Sevierville, Tennessee and through five additional branch offices in Sevier County, Tennessee. We operate two branch offices in Gatlinburg, a branch office in Pigeon Forge, a branch office in Seymour and a branch office in Kodak, Tennessee. We have also received approval to open, and have begun construction on, a new branch office in Pigeon Forge, Tennessee which we expect will be open during the third quarter of 2005.

     Our banking operations primarily target individuals and small businesses in Sevier County and the surrounding area. We offer a variety of retail banking services. We seek savings and other time and demand deposits from consumers and businesses in our primary market area by offering a full range of deposit accounts, including savings, demand deposit, retirement, including individual retirement accounts, or “IRA’s,” and professional and checking accounts, as well as certificates of deposit. Our primary sources of funding for lending activities include savings and demand deposits, income from investments, loan principal payments and borrowings. We use the deposit funds we receive to originate mortgage, commercial, and consumer loans, and to make other authorized investments. In addition, we currently maintain 13 full-service ATMs throughout our market area. In addition to traditional deposit-taking and lending services, we also provide a variety of checking accounts, savings programs, night depository services, safe deposit facilities and credit card plans. The retail nature of our commercial banking operations allows for diversification of depositors and borrowers, and we do not believe that we are dependent on a single or a few customers.

     On July 11, 2005, we filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission covering the sale of a maximum of 416,500 shares and a minimum of 291,500 shares of our common stock. Each purchaser in the offering also will receive one warrant, exercisable in whole or in part at any time for up to two years following the consummation of that offering, for each share of common stock purchased in the offering. We are now registering the shares to be issued upon the exercise of these warrants.

Management

     We believe that the banking experience and extensive business experience of our officers and directors in our market area allow us to take advantage of the opportunities that our market affords. Our management team includes the following senior officers:

     • Dwight Grizzell, our Chief Executive Officer, has over 33 years of banking experience. He served as Regional President of BankFirst for Sevier County from 1997 to 1998. Prior to that, he was the President/CEO and director of First National Bank of Gatlinburg. Mr. Grizzell began his career with Third National Bank in Nashville, Tennessee in 1972.

     • Michael L. Brown serves as Executive Vice President — Chief Operating Officer of Mountain National and the bank. Mr. Brown has been with Mountain National since its inception in 2002 and with the bank since 1998. Prior to joining the bank, Mr. Brown served as a Senior Vice President of First National Bank of Gatlinburg from 1995 to 1997, which later was purchased by BankFirst where he continued to serve in that capacity until joining Mountain National Bank in 1998. Mr. Brown has 24 years of banking experience.

     • Grace D. McKinzie serves as Executive Vice President — Chief Lending Officer of Mountain National and the bank. Ms. McKinzie has been with Mountain National since its inception in 2002 and with the bank since 1998. Ms. McKinzie is a native of Gatlinburg and began her banking career with The First National Bank of Gatlinburg where she served for more than 20 years prior to the formation of Mountain National.

Location of Executive Offices

     The address and phone number of our executive offices are:

300 East Main Street
Sevierville, Tennessee 37862
(865) 428-7990

RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock in this offering. Investing in our common stock involves a high degree of risk. If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition or operating results could be materially harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

We have a concentration of credit exposure to borrowers dependent on the tourism industry.

     Due to the predominance of the tourism industry in Sevier County, Tennessee, which is adjacent to the Great Smokey Mountains National Park and the home of the Dollywood theme park, a significant portion of Mountain National Bank’s commercial loan portfolio is concentrated within that industry. The predominance of the tourism industry also makes our business more seasonal in nature than may be the case with banks in other market areas. Mountain National Bank maintains ten primary concentrations of credit by industry, of which five are directly related to the tourism industry. At March 31, 2005, approximately $57 million in loans, representing approximately 26% of our total loans, were to businesses and individuals whose ability to repay depends to a significant extent on the tourism industry in the markets we serve. We also have additional loans that would be considered related to the tourism industry in addition to the five categories included in the industry concentration amounts noted above. Growth of the tourism industry in Sevier County has remained strong during recent years and we anticipate that this trend will continue; however, if the tourism industry experiences an economic slowdown and, as a result, the borrowers in this industry are unable to perform their obligations under their existing loan agreements, our earnings could be negatively impacted, causing the value of our common stock to decline.

We are geographically concentrated in Sevier County, Tennessee, and changes in local economic conditions impact our profitability.

     We operate primarily in Sevier County, Tennessee, and substantially all of our loan customers and most of our deposit and other customers live or have operations in Sevier County. Accordingly, our success significantly depends upon the growth in population, income levels, deposits and housing starts in Sevier County, along with the continued attraction of business ventures to the area. Our profitability is impacted by the changes in general economic conditions in this market. Additionally, unfavorable local or national economic conditions could reduce our growth rate, affect the ability of our customers to repay their loans to us and generally affect our financial condition and results of operations.

     We are less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of diversified economies. Moreover, we cannot give any assurance that we will benefit from any market growth or favorable economic conditions in our primary market areas if they do occur.

Our continued growth may require the need for additional capital and further regulatory approvals which, if not obtained, could adversely impact our profitability and implementation of our current business plan.

     To continue to grow, we will need to provide sufficient capital to Mountain National Bank through earnings generation, additional equity offerings, the issuance of additional trust preferred securities or borrowed funds or any combination of these sources of funds. Should we incur indebtedness, we could be required to obtain certain regulatory approvals beforehand if we are not well-capitalized under regulatory standards. Should our growth exceed our expectations, we may need to raise additional capital over our projected capital needs. However, our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand and grow our operations could be materially impaired. Should we not be able to obtain such approvals or otherwise not be able to grow our asset base, our ability to attain our long-term profitability goals will be more difficult.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

     If loan customers with significant loan balances fail to repay their loans according to the terms of these loans, our earnings would suffer. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of any collateral securing the repayment of our loans. We maintain an allowance for loan losses in an attempt to cover the inherent risks associated with lending. In determining the size of this allowance, we rely on an analysis of our loan portfolio based on volume and types of loans, internal loan classifications, trends in classifications, volume and trends in delinquencies, nonaccruals and charge-offs, national and local economic conditions, other factors and other pertinent information. If our assumptions are inaccurate, our current allowance may not be sufficient to cover potential loan losses, and additional provisions may be necessary which would decrease our earnings.

     In addition, federal and state regulators periodically review our loan portfolio and may require us to increase our provision for loan losses or recognize loan charge-offs. Their conclusions about the quality of our loan portfolio may be different than ours. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a negative effect on our operating results.

Fluctuations in interest rates could reduce our profitability.

     Changes in interest rates may affect our level of interest income, the primary component of our gross revenue, as well as the level of our interest expense, our largest recurring expenditure. Interest rate fluctuations are caused by many factors which, for the most part, are not under our direct control. For example, national monetary policy plays a significant role in the determination of interest rates. Additionally, competitor pricing and the resulting negotiations that occur with our customers also impact the rates we collect on loans and the rates we pay on deposits.

     As interest rates change, we expect that we will periodically experience “gaps” in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to our position, this “gap” may work against us, and our earnings may be negatively affected.

     Changes in the level of interest rates also may negatively affect our ability to originate real estate loans, the value of our assets and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. A decline in the market value of our assets may limit our ability to borrow additional funds or result in our lenders requiring additional collateral from us under our loan agreements. As a result, we could be required to sell some of our loans and investments under adverse market conditions, upon terms that are not favorable to us, in order to maintain our liquidity. If those sales are made at prices lower than the amortized costs of the investments, we will incur losses.

We may issue additional common stock or other equity securities, including upon exercise of the warrants being offered in this offering, in the future which could dilute the ownership interest of existing shareholders.

     In order to maintain our capital at desired or regulatorily-required levels, we may be required to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of common stock. We may sell these shares at prices below the public offering price of the shares offered by this prospectus, and the sale of these shares may significantly dilute your ownership as a shareholder. We could also issue additional shares in connection with acquisitions of other financial institutions.

Our common stock is currently traded on the over-the-counter, or OTC, bulletin board and has substantially less liquidity than the average stock quoted on a national securities exchange.

     Although our common stock is publicly traded on the OTC bulletin board, our common stock has substantially less daily trading volume than the average trading market for companies quoted on the Nasdaq National Market, or any national securities exchange. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Although we believe that this offering will improve the liquidity of the market for our common stock, no assurance can be given that the offering will increase the volume of trading in our common stock.

     The market price of our common stock may fluctuate in the future, and these fluctuations may be unrelated to our performance. General market price declines or overall market volatility in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

Loss of our senior executive officers or other key employees could impair our relationship with our customers and adversely affect our business.

     We have assembled a senior management team which has substantial background and experience in banking and financial services and in the Sevier County, Tennessee banking market. Loss of the services of any of these key personnel could negatively impact our business because of their skills, years of industry experience, customer relationships and the potential difficulty of promptly replacing them.

Our business is dependent on technology, and an inability to invest in technological improvements may adversely affect our results of operations and financial condition.

     The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. We have made significant investments in data processing, management information systems and internet banking accessibility. Our future success will depend in part upon our ability to create additional efficiencies in our operations through the use of technology, particularly in light of our past and projected growth strategy. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that our technological improvements will increase our operational efficiency or that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

We may be unable to satisfy regulatory requirements relating to our internal control over financial reporting.

     Section 404 of the Sarbanes-Oxley Act of 2002 requires us to perform an evaluation of our internal control over financial reporting and have our auditor attest to such evaluation for the year ended December 31, 2006. Although we have prepared an internal plan of action for compliance, we have not completed the evaluation as of the date of this filing. Compliance with these requirements is expected to be expensive and time-consuming and may negatively impact our results of operations. Further, we may not meet the required deadlines. If we fail to timely complete this evaluation, or if our auditors cannot timely attest to our evaluation, we may be subject to regulatory scrutiny and a loss of public confidence in our internal control over financial reporting and as a result our stock price may be negatively impacted.

We are subject to various statutes and regulations that may limit our ability to take certain actions.

     We operate in a highly regulated industry and are subject to examination, supervision, and comprehensive regulation by various regulatory agencies. Our compliance with these regulations is costly and restricts certain of our activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits and locations of offices. We are also subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth.

     The laws and regulations applicable to the banking industry could change at any time, and we cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

If a change in control or change in management is delayed or prevented, the market price of our common stock could be negatively affected.

     Certain federal and state regulations may make it difficult, and expensive, to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, our shareholders may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers.

Competition with other banking institutions could adversely affect our profitability.

     We face significant competition in our primary market area from a number of sources, including five commercial banks and one savings institution. As of June 30, 2004, there were 42 commercial bank branches and four savings institutions branches located in Sevier County. Citizens National Bank, Sevier County Bank, and Tennessee State Bank are community banks that are domiciled in Sevier County and with which we compete. Regional bank holding companies operating in Sevier County include SunTrust Bank, which operates three offices in Sevier Country, Home Federal Bank FSB, which operates a total of four branches in Sevier County, and BB&T, which operates eight branches in Sevier County.

     Most of our competitors have been in existence for a longer period of time, are better established, have substantially greater financial resources and have more extensive facilities than we do. Because of the size and established presence of our competitors in our market area, these competitors have longer-term customer relationships than we maintain and are able to offer a wider range of services than we offer.

FORWARD-LOOKING STATEMENTS

     Certain of the statements made herein, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Mountain National Bancshares. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

     All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation those described under “Risk Factors” in this prospectus and the following:

•	the effects of future economic or business conditions nationally and in our local market;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes, including changes in banking, securities and tax laws and regulations;

•	the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities;

•	credit risks of borrowers;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•	the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and the possible failure to achieve expected gains, revenue growth and/or expense savings from such transactions;

•	changes in accounting policies, rules and practices;

•	changes in technology or products that may be more difficult, or costly, or less effective, than anticipated;

•	the effects of war or other conflict, acts of terrorism or other catastrophic events that may affect general economic conditions; and

•	other factors and risks described in any of our subsequent reports that we make with the Securities and Exchange Commission (the “Commission”) under the Exchange Act.

     All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this report, or after the respective dates on which such statements otherwise are made.

USE OF PROCEEDS

     Upon the exercise of any warrant, we will receive $25.20 per share of common stock issued as a result of the exercise of the warrant. We will invest substantially all of the net proceeds in Mountain National Bank where these proceeds would be available for general corporate purposes, including funding Mountain National Bank’s lending and investment activities associated with its expected continued growth.

PLAN OF DISTRIBUTION

     In the event of the exercise of any or all of the warrants by the warrant holders, we will receive $25.20 multiplied by the number of shares exercisable pursuant to the warrant. In exchange for the consideration, we will issue the shares of our common stock to the exercising warrant holder. We will not use an underwriter in connection with these issuances of common stock. Upon issuance, the shares will be freely tradable subject, in the case of exercise by affiliates of Mountain National Bancshares, to Rule 144 promulgated under the Securities Act.

DESCRIPTION OF OUR CAPITAL STOCK

     We have the authority to issue 2,400,000 shares of common stock. As of June 30, 2005, 1,362,384 shares of our common stock were outstanding. Our common stock is the only class of capital stock we are authorized to issue.

     The following summary descriptions of selected provisions of our charter, bylaws, common stock and Tennessee Business Corporation Act are not complete. The summaries are subject to, and are qualified entirely by, the provisions of our charter and bylaws, all of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the Tennessee Business Corporation Act. You are encouraged to read our charter and bylaws.

Common Stock

     The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders. Notwithstanding the foregoing, at any shareholder meeting where directors are to be elected, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates. This feature is referred to as cumulative voting. Holders of common stock have no preemptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to shares of our common stock. All shares of our common stock being offered under this prospectus will be fully paid and not liable for further calls or assessment by us.

Preemptive Rights

     No holder of our shares has any preemptive rights to purchase, subscribe for or otherwise acquire any additional shares of our common stock or any securities exercisable for or convertible into our shares.

Tennessee’s Anti-takeover Provisions

     Provisions in Tennessee law could make it harder for someone to acquire us through a tender offer, proxy contest or otherwise.

     Tennessee Business Combination Act. The Tennessee Business Combination Act provides that a party owning shares equal to 10% or more of the voting power of any class or series of the then outstanding voting stock of a “resident domestic corporation” is an “interested shareholder.” An interested shareholder also includes a party that is an affiliate or associate, as defined in the Tennessee Business Combination Act, of a “resident domestic corporation.” We are currently a resident domestic corporation within the meaning of this act. An interested shareholder cannot engage in a business combination with the resident domestic corporation unless the combination:

•	takes place at least five years after the interested shareholder first acquired 10% or more of the voting power of any class or series of the then outstanding voting stock of the resident domestic corporation; and

•	either is approved by at least two-thirds of the non-interested voting shares of the resident domestic corporation or satisfies fairness conditions specified in the Tennessee Business Combination Act.

These provisions apply unless one of the following exemptions is available:

•	a business combination with an entity can proceed without delay when approved by the target corporation’s board of directors before that entity becomes an interested shareholder;

•	a business combination is exempt, if in its original charter or original bylaws, the resident domestic corporation elects not to be governed by the Tennessee Business Combination Act;

•	unless the charter of the resident domestic corporation provides otherwise, the Tennessee Business Combination Act does not apply to a business combination of a resident domestic corporation with, or proposed by or on behalf of, an interested shareholder if the resident domestic corporation did not have, on such interested shareholder’s share acquisition date, a class of voting stock registered or traded on a national securities exchange or registered with the securities and exchange commission pursuant to Section 12(g) of the Exchange Act; or

•	the resident corporation may enact a charter or bylaw amendment to remove itself entirely from the Tennessee Business Combination Act that must be approved by a majority of the shareholders who have held shares for more than one year before the vote and which cannot become operative until two years after the vote.

We have not adopted a charter amendment or bylaw to remove ourselves from the Tennessee Business Combination Act.

Tennessee Greenmail Act. The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price higher than fair market value, from a holder of 3% or more of any class of its securities who has beneficially owned the securities for less than two years. We can, however, make this purchase if the majority of the outstanding shares of each class of voting stock issued by us approves the purchase or if we make an offer of at least equal value per share to all holders of shares of the same class of securities as those held by the prospective seller.

Tennessee Control Share Acquisition Act. The Tennessee Control Share Acquisition Act strips a purchaser’s shares of voting rights any time an acquisition of shares in a Tennessee corporation which has elected to be covered by the Tennessee Control Share Acquisition Act (which Mountain National Bancshares at this time has not) brings the purchaser’s voting power to one-fifth, one-third or a majority of all voting power. The purchaser’s voting rights can be restored only by a majority vote of the other shareholders. The purchaser may demand a meeting of shareholders to conduct such a vote. The purchaser can demand a meeting for this purpose before acquiring shares in excess of the thresholds described above, which we refer to as a control share acquisition, only if it holds at least 10% of the outstanding shares and announces a good faith intention to make the acquisition of shares having voting power in excess of the thresholds stated above. If a target corporation so elects prior to the date on which a purchaser makes a control share acquisition, a target corporation may redeem the purchaser’s shares if the shares are not granted voting rights.

The effect of these provisions may make a change of control of Mountain National Bancshares harder by delaying, deferring or preventing a tender offer or takeover attempt that you might consider to be in your best interest, including those attempts that might result in the payment of a premium over the market price for our shares. They may also promote the continuity of our management by making it harder for you to remove or change the incumbent members of the board of directors.

Limitations on Liability and Indemnification of Directors and Officers.

The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest;

•	in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation; and

•	in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instituted because of his or her status as an officer or director of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if the officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Tennessee Business Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that the individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that:

•	the officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation;

•	the officer or director was adjudged liable on the basis that personal benefit was improperly received by him or her; or

•	the officer or director breached his or her duty of care to the corporation.

Our charter and bylaws provide that to the extent permitted by the Tennessee Business Corporation Act, we may indemnify, hold harmless and advance expenses to each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of ours or is or was serving at our request as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employed.

Our charter and bylaws also allow us to purchase and maintain insurance to protect our directors, officers, agents and employees against any expense, liability or loss asserted against them or incurred by them. The insuring of the directors, officers, agents and employees is permitted whether or not we would have the power to indemnify that director, officer, agent or employee under our charter or the terms of the Tennessee Business Corporation Act.

EXPERTS

     The consolidated financial statements of Mountain National Bancshares as of December 31, 2004 and 2003 and for the periods then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Hazlett, Lewis & Bieter, PLLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in giving these reports.

LEGAL MATTERS

     The validity of the shares of our common stock to be issued in this offering will be passed upon by Bass, Berry & Sims PLC, Nashville, Tennessee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

•	Our Quarterly Reports on Form 10-QSB, as amended, filed with the SEC on May 16, 2005 May 23, 2005;

•	Our Current Reports on Form 8-K, filed with the SEC on January 11, 2005 and June 6, 2005; and

•	All other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

     Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.01 or Item 7.01 of Form 8-K.

     We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Mountain National Bancshares, Inc., 300 East Main Street, Sevierville, Tennessee 37862 (telephone (865) 428-7990). The information contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a registration statement on Form S-3 under the Securities Act for the common stock being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Room 1580, Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The Commission also maintains a website that contains reports, proxy statements, registration statements and other information. The Commission website address is www.sec.gov. You may call the Commission at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

July ___, 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee	$1,236
*Blue Sky Fees	$1,000
*Legal Fees and Expenses	$5,000
*Accounting Fees and Expenses	$2,500
*Miscellaneous	$5,000

*Total	$14,736

*	Estimated.

Item 15. Indemnification of Directors and Officers.

     The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     The Registrant’s charter and bylaws provide that the Registrant shall to the fullest extent allowed by the laws of the State of Tennessee, both as now in effect or hereafter adopted, indemnify and advance expenses to each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or employee or in any other capacity while serving as a director, officer or employed.

     The Registrant’s bylaws also provide that the indemnification rights contained in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders, disinterested directors, or otherwise.

     The Registrant believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

     The Registrant’s charter and bylaws also allow it to purchase and maintain insurance to protect its directors, officers, agents and employees against any liability asserted against them or incurred by them. The insuring of the directors, officers, agents and employees is permitted whether or not the Registrant would have the power to indemnify that director, officer, agent or employee under its charter or the terms of the Tennessee Business Corporation Act.

Item 16. Exhibits.

Exhibit
Number	Description
2.1	Plan of Reorganization dated March 28, 2003, by and between the Registrant and Mountain National Bank (included as Exhibit 2.1 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

2.2	Amendment to Plan of Reorganization dated July 1, 2003 (included as Exhibit 2.2 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

3.1	Charter of Incorporation of the Registrant (included as Exhibit 3.1 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

3.2	Bylaws of the Registrant (included as Exhibit 3.2 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (included as Exhibit 4.1 to the Registration Statement on Form SB-2, dated July 11, 2005 (File No. 333-126524), previously filed with the Commission and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Form of Warrant Agreement (included as Exhibit 10.5 to the Registration Statement on Form SB-2, dated July 11, 2005 (File No. 333-126524) previously filed with the Commission and incorporated herein by reference).

23.1	Consent of Hazlett, Lewis & Bieter, PLLC.

23.2	Consent of Bass, Berry and Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page of this registration statement).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of these issues.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto only authorized, in the City of Sevierville, State of Tennessee on July 13, 2005.

MOUNTAIN NATIONAL BANCSHARES, INC.
By:	/s/ Dwight B. Grizzell
Dwight B. Grizzell
President and Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Dwight B. Grizzell and Rick Hubbs (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dwight B. Grizzell Dwight B. Grizzell	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 13, 2005

/s/ Rick Hubbs Rick Hubbs	Senior Vice President and Controller (Principal Accounting and Financial Officer)	July 13, 2005

/s/ James F. Bookstaff James F. Bookstaff	Director	July 13, 2005

/s/ Gary A. Helton Gary A. Helton	Director	July 13, 2005

/s/ Charlie R. Johnson Charlie R. Johnson	Director	July 13, 2005

Signature	Title	Date
/s/ Sam L. Large Sam L. Large	Director	July 13, 2005

/s/ Jeffrey J. Monson Jeffrey J. Monson	Director	July 13, 2005

/s/ Linda N. Ogle Linda N. Ogle	Director	July 13, 2005

/s/ Michael C. Ownby Michael C. Ownby	Director	July 13, 2005

/s/ John M. Parker, Sr. John M. Parker, Sr.	Director	July 13, 2005

/s/ Ruth A. Reams Ruth A. Reams	Director	July 13, 2005

/s/ Barbara S. Stevens Barbara S. Stevens	Director	July 13, 2005

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Plan of Reorganization dated March 28, 2003, by and between the Registrant and Mountain National Bank (included as Exhibit 2.1 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

2.2	Amendment to Plan of Reorganization dated July 1, 2003 (included as Exhibit 2.2 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

3.1	Charter of Incorporation of the Registrant (included as Exhibit 3.1 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

3.2	Bylaws of the Registrant (included as Exhibit 3.2 to the Report on Form 8-K12G3 of the Registrant, dated July 12, 2003 (File No. 000-49912), previously filed with the Commission and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (included as Exhibit 4.1 to the Registration Statement on Form SB-2, dated July 11, 2005 (File No. 333-126524), previously filed with the Commission and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Form of Warrant Agreement (included as Exhibit 10.5 to the Registration Statement on Form SB-2, dated July 11, 2005 (File No. 333-126524) previously filed with the Commission and incorporated herein by reference).

23.1	Consent of Hazlett, Lewis & Bieter, PLLC.

23.2	Consent of Bass, Berry and Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page of this registration statement).